EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 3, 2014, Verso Corporation or “Verso”, Verso Merger Sub Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Verso, or “Merger Sub,” and NewPage Holdings Inc., a Delaware corporation, or “NewPage,” entered into an Agreement and Plan of Merger, or the “Merger Agreement,” pursuant to which the parties agreed to merge Merger Sub with and into NewPage on the terms and subject to the conditions set forth in the Merger Agreement, with NewPage surviving the merger as an indirect, wholly owned subsidiary of Verso. On January 7, 2015, Verso consummated the previously announced acquisition of NewPage through the merger of Merger Sub, with and into NewPage, or the “NewPage acquisition,” pursuant to the Merger Agreement. As a result of the merger of Merger Sub with and into NewPage, Merger Sub’s separate corporate existence ceased and NewPage continued as the surviving corporation and an indirect, wholly owned subsidiary of Verso.
The following unaudited pro forma condensed combined financial information presents the combined historical consolidated statements of operations and consolidated balance sheet of Verso and the historical consolidated statements of operations and consolidated balance sheet of NewPage as well as the combined historical consolidated statements of operations and consolidated balance sheet of Verso Holdings and the historical consolidated statements of operations and consolidated balance sheet of NewPage to reflect the consummation of the NewPage acquisition pursuant to the terms of the Merger Agreement. Verso is the ultimate parent company of Verso Holdings. Unless otherwise noted, references to “Verso,” “we,” “us,” and “our” refer collectively to Verso and Verso Holdings. The historical financial statements were prepared in conformity with GAAP. The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the SEC, and has been prepared using the assumptions described in the notes thereto. The unaudited pro forma condensed combined balance sheets give effect to the NewPage acquisition and the related financing transactions required to effect the NewPage acquisition and the Exchange Offer Transactions, as defined below, as if they had occurred as of the balance sheet date. The unaudited pro forma condensed combined statements of operations give effect to the NewPage acquisition and the related financing transactions required to effect the Merger and the Exchange Offer Transactions as if they had occurred as of January 1, 2014.
The following unaudited pro forma consolidated financial information is presented:

•	Unaudited pro forma condensed combined balance sheet of Verso as of December 31, 2014;

•	Unaudited pro forma condensed combined balance sheet of Verso Holdings as of December 31, 2014;

•	Unaudited pro forma condensed combined statement of operations of Verso for the year ended December 31, 2014; and

•	Unaudited pro forma condensed combined statement of operations of Verso Holdings for the year ended December 31, 2014.
The accompanying unaudited pro forma condensed combined financial statements, or the “Pro Forma Statements,” and related notes were prepared using the acquisition method of accounting with Verso considered the acquirer of NewPage for accounting purposes. Accordingly, the consideration to be paid in the NewPage acquisition has been allocated to assets and liabilities of NewPage based upon their estimated fair values as of the date of completion of the acquisition. Any amount of the consideration that is in excess of the estimated fair values of assets acquired and liabilities assumed will be recorded as goodwill in Verso’s balance sheet after the finalization of the purchase price allocation. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only. The pro forma information is not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the pro forma events been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The pro forma information is based on the assumptions, adjustments and eliminations described in the accompanying notes to the unaudited pro forma combined condensed financial statements. Although management believes that the preliminary purchase price allocation herein is reasonable, there can be no assurance that finalization of such purchase price allocation will not result in material changes from the preliminary purchase price allocation included in the accompanying Pro Forma Statements.
The historical financial statements have been adjusted in the pro forma financial statements to give effects to events that are (1) directly attributable to the pro forma events, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined statements of operations does not reflect cost savings expected to be realized from the elimination of certain expenses and synergies expected to be created or the costs to achieve such cost savings or synergies. Such costs may be material and no assurance can be given that cost savings or synergies will be realized. In addition, as Verso’s divestiture of the Bucksport mill was not directly attributable to the NewPage acquisition, no pro forma adjustment for the Bucksport divestiture has been made.
The unaudited pro forma condensed combined financial information should be read in conjunction with the historical audited financial statements of NewPage, including the notes thereto, which are included as an Exhibit to this Current Report on Form 8-K/A dated as of and filed on March 23, 2015, as well as in conjunction with our historical audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.
Certain reclassifications have been made to the historical presentation of NewPage to conform to the presentation used in the unaudited pro forma condensed combined financial statements. Further review may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. However, at this time, we are not aware of any accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial statements of the combined company that are not reflected in the pro forma adjustments.
The Merger Agreement also required Verso to consummate exchange offers for its outstanding 8.75% Second Priority Senior Secured Notes due 2019, or the “Old Second Lien Notes,” and 11 3/8% Senior Subordinated Notes due 2016, or the “Old Subordinated Notes,” collectively, the “Exchange Offer Transactions.” On August 1, 2014, approximately $299 million aggregate principal amount of Old Second Lien Notes were tendered and accepted in exchange for a like amount of Second Priority Adjustable Senior Secured Notes, or “New Second Lien Notes,” and approximately 9.3 million warrants mandatorily convertible into shares of Verso common stock, or “Warrants,” in the exchange offer for the Old Second Lien Notes. Additionally, on August 1, 2014, approximately $102 million aggregate principal amount of Old Subordinated Notes were tendered and accepted in exchange for a like amount of Adjustable Senior Subordinated Notes, or “New Subordinated Notes,” and approximately 5.4 million Warrants in the exchange offer for the Old Notes Subordinated Notes. The Warrants had no fair value at the date of the closing of the Exchange Offer Transactions.
As a result of the consummation of the NewPage acquisition, and effective as of January 7, 2015, the provisions of the New Second Lien Notes were adjusted as follows: (a) the principal amount of the notes have been adjusted such that a holder of $1,000 principal amount of notes immediately prior to the NewPage acquisition now holds $593.75 principal amount of notes (any adjusted notes that did not bear an authorized denomination were rounded down); (b) the maturity date of the notes was extended from February 1, 2019, to August 1, 2020; (c) the interest rate was adjusted such that the notes bear interest from and after January 7, 2015 at a rate of 10% per annum payable entirely in cash plus 3% per annum payable entirely by increasing the principal amount of the outstanding notes or by issuing additional notes; and (d) certain other terms and conditions of the New Second Lien Notes have been modified as set forth in the indenture governing the New Second Lien Notes. The provisions of the New Subordinated Notes were also adjusted as follows: (a) the principal amount of the notes was adjusted such that a holder of $1,000 principal amount of notes immediately prior to the NewPage acquisition now holds $620 principal amount of notes (any adjusted notes that did not bear an authorized denomination were rounded down); (b) the maturity date of the notes has been extended from August 1, 2016, to August 1, 2020; (c) the interest rate has been adjusted such that the notes bear interest from and after the January 7, 2015 at a rate of 11% per annum payable entirely in cash plus 5% per annum payable entirely by increasing the principal amount of the outstanding notes or by issuing additional notes; and (d) certain other terms and conditions of the New Subordinated Notes have been modified as set forth in the indenture governing the New Subordinated Notes. In addition, the Warrants were converted to shares of Verso common stock on a one-for-one basis.

VERSO CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2014
(Dollars in millions)

			Divestiture Adjustments	Total Acquisition Adjustments		Pro Forma
	Historical
	Verso	NewPage
ASSETS
Current assets:			a
Cash and cash equivalents	$6	$8	$44	$(22)	b	$36
Restricted cash	—	7	—	(7)	c	—
Accounts receivable, net	88	160	—	(1)	d	247
Inventories	110	449	—	(5)	e	554
Assets held for sale	61	118	(118)	—		61
Prepaid expenses and other current assets	11	12	—	—		23
Total current assets	276	754	(74)	(35)		921
Property, plant, and equipment, net	531	906	—	559	f	1,996
Intangibles and other assets, net	71	138	—	(82)	g	127
Total assets	$878	$1,798	$(74)	$442		$3,044
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$63	$136	$—	$(1)	d	$198
Accrued liabilities	205	159	—	(42)	h	322
Current maturities of long-term debt	30	19	(16)	—		33
Liabilities related to assets held for sale	2	56	(56)	—		2
Total current liabilities	300	370	(72)	(43)		555
Long-term debt	1,297	715	—	618	i	2,630
Other long-term liabilities	65	478	—	27	j	570
Long-term liabilities related to assets held for sale	—	12	(12)	—		—
Total liabilities	1,662	1,575	(84)	602		3,755
Commitments and contingencies	—	—	—	—		—
Equity:
Preferred stock	—	—	—	—		—
Common stock	1	—	—	—	k	1
Treasury stock	—	(2)	—	2	l	—
Paid-in-capital	222	573	—	(478)	m	317
Retained deficit	(980)	(330)	10	298	o	(1,002)
Accumulated other comprehensive (loss) income	(27)	(18)	—	18	p	(27)
Total (deficit) equity	(784)	223	10	(160)		(711)
Total liabilities and equity	$878	$1,798	$(74)	$442		$3,044
See notes to the unaudited pro forma condensed combined financial information.

VERSO PAPER HOLDINGS LLC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2014
(Dollars in millions)

	Historical		Divestiture Adjustments	Total Acquisition Adjustments		Pro Forma
	Verso Holdings	NewPage
ASSETS
Current assets:			a
Cash and cash equivalents	$6	$8	$44	$(22)	b	$36
Restricted cash	—	7	—	(7)	c	—
Accounts receivable, net	88	160	—	(1)	d	247
Inventories	110	449	—	(5)	e	554
Assets held for sale	61	118	(118)	—		61
Prepaid expenses and other current assets	11	12	—	—		23
Total current assets	276	754	(74)	(35)		921
Property, plant, and equipment, net	531	906	—	559	f	1,996
Intangibles and other assets, net	94	138	—	(82)	g	150
Total assets	$901	$1,798	$(74)	$442		$3,067
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$63	$136	$—	$(1)	d	$198
Accrued liabilities	206	159	—	(42)	h	323
Current maturities of long-term debt	30	19	(16)	—		33
Liabilities related to assets held for sale	2	56	(56)	—		2
Total current liabilities	301	370	(72)	(43)		556
Long-term debt	1,320	715	—	618	i	2,653
Other long-term liabilities	60	478	—	27	j	565
Long-term liabilities related to assets held for sale	—	12	(12)	—		—
Total liabilities	1,681	1,575	(84)	602		3,774
Commitments and contingencies	—	—	—	—		—
Equity:
Preferred stock	n/a	—	—	—		—
Common stock	n/a	—	—	—	k	—
Treasury stock	n/a	(2)	—	2	l	—
Paid-in-capital	234	573	—	(478)	n	329
Retained deficit	(987)	(330)	10	298	o	(1,009)
Accumulated other comprehensive (loss) income	(27)	(18)	—	18	p	(27)
Total (deficit) equity	(780)	223	10	(160)		(707)
Total liabilities and equity	$901	$1,798	$(74)	$442		$3,067
See notes to the unaudited pro forma condensed combined financial information.

VERSO CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014
(Dollars in millions, except per share amounts)

	Historical		Divestiture Adjustments	Total Acquisition Adjustments		Pro Forma
	Verso	NewPage
			a
Net sales	$1,297	$3,066	$(766)	$—		$3,597
Costs and expenses:
Cost of products sold—(exclusive of depreciation, amortization, and depletion)	1,176	2,965	(750)	(177)	b	3,214
Depreciation, amortization, and depletion	91	—	(32)	204	c	263
Selling, general, and administrative expenses	70	121	—	(32)	d	159
Restructuring charges	135	—	—	—		135
Other expense, net	—	198	(198)	—		—
Total operating expenses	1,472	3,284	(980)	(5)		3,771
Operating (loss) income	(175)	(218)	214	5		(174)
Interest income	—	—	—	—		—
Interest expense	142	111	—	14	e	267
Other loss, net	39	—	—	(39)	f	—
Loss before income taxes	(356)	(329)	214	30		(441)
Income tax benefit	(3)	(1)	—	—		(4)
Net loss	$(353)	$(328)	$214	$30		$(437)
Loss per common share:
Basic	$(6.62)					$(5.36)
Diluted	(6.62)					(5.36)
Weighted average common shares outstanding (in thousands):
Basic	53,293			28,310	g	81,603
Diluted	53,293			28,310	g	81,603
See notes to the unaudited pro forma condensed combined financial information.

VERSO PAPER HOLDINGS LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014
(Dollars in millions)

	Historical		Divestiture Adjustments	Total Acquisition Adjustments		Pro Forma
	Verso Holdings	NewPage
			a
Net sales	$1,297	$3,066	$(766)	$—		$3,597
Costs and expenses:
Cost of products sold—(exclusive of depreciation, amortization, and depletion)	1,176	2,965	(750)	(177)	b	3,214
Depreciation, amortization, and depletion	91	—	(32)	204	c	263
Selling, general, and administrative expenses	70	121	—	(32)	d	159
Restructuring charges	135	—	—	—		135
Other expense, net	—	198	(198)	—		—
Total operating expenses	1,472	3,284	(980)	(5)		3,771
Operating (loss) income	(175)	(218)	214	5		(174)
Interest income	(2)	—	—	—		(2)
Interest expense	144	111	—	14	e	269
Other loss, net	39	—	—	(39)	f	—
Loss before income taxes	(356)	(329)	214	30		(441)
Income tax benefit	—	(1)	—	—		(1)
Net loss	$(356)	$(328)	$214	$30		$(440)
See notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Transaction
On January 3, 2014, Verso, Merger Sub, and NewPage entered into the Merger Agreement pursuant to which the parties agreed to merge Merger Sub with and into NewPage on the terms and subject to the conditions set forth in the Merger Agreement, with NewPage surviving the merger as an indirect, wholly owned subsidiary of Verso.
On January 7, 2015, Verso consummated the previously announced NewPage acquisition pursuant to the Merger Agreement. As a result of the merger, NewPage became a wholly owned subsidiary of Verso Holdings. The NewPage acquisition provides Verso with assets in a complementary geographic area, a broader portfolio of products, and strategic flexibility to reduce operating costs and enhance our financial condition.
As consideration for the NewPage acquisition, Verso issued (a) $650 million aggregate principal amount of New First Lien Notes and (b) 13,607,693 shares of Verso common stock in exchange for all the outstanding common stock of NewPage. Also in connection with the NewPage acquisition, we assumed NewPage’s existing $750 million Term Loan Facility and $350 million ABL Facility. Further, as a condition of allowing the acquisition to proceed, the Antitrust Division of the U.S. Department of Justice entered into a settlement with Verso that required NewPage to divest its paper mills in Biron, Wisconsin, and Rumford, Maine (the “Divestiture”), which occurred prior to the acquisition of NewPage.
The accounting consideration for the merger is as follows:

13,607,693 shares Verso common stock valued at January 7, 2015 closing price	$46	million
$650 million face value New First Lien Notes valued at January 7, 2015 closing price	663	million
Accounting Consideration	$709	million
Additionally, on August 1, 2014, Verso consummated the Exchange Offer Transactions. The Verso modifications described in the Exchange Offers have been accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 470-60 using the actual participation rate of 75.59% for the New Second Lien Notes and 71.57% for the New Subordinated Notes. As a result of the modifications, the New Second Lien Notes were recorded at their carrying value immediately prior to the NewPage acquisition of $287 million. The difference between carrying value and reduced par value of $210 million (including Paid in Kind interest over the term of the New Second Lien Notes) is recognized as a non-cash reduction of interest expense over the term of the New Second Lien Notes. In addition, the modification of the New Subordinated Notes in connection with the consummation of the NewPage acquisition resulted in the New Subordinated Notes being recorded at their carrying value immediately prior to the NewPage acquisition of $94 million. The difference between carrying value and reduced par value of $83 million (including Paid in Kind interest over the term of the New Subordinated Notes) is recognized as a non-cash reduction of interest expense over the term of the New Subordinated Notes.

2.	Basis of Presentation
The Pro Forma Statements have been derived from the historical audited consolidated financial statements of Verso included in our Annual Report on Form 10-K for the year ended December 31, 2014, previously filed with the Securities and Exchange Commission and the historical audited financial statements of NewPage, including the notes thereto, which are included as an Exhibit to this Current Report on Form 8-K/A. Certain financial statement line items included in NewPage’s historical presentation have been disaggregated or condensed to conform to corresponding financial statement line items included in Verso’s historical presentation. For the unaudited pro forma condensed combined statements of operations, depreciation, amortization, and depletion expense has been conformed to the Verso presentation. The reclassification of these items had no impact on the historical total assets, total liabilities, or stockholders’ equity reported by Verso or NewPage. The reclassifications also did not impact the historical earnings from continuing operations. In addition, the impact of differences in NewPage’s accounting policy for inventory valuation of Last in First Out (“LIFO”) and Verso’s accounting policy of First in First Out (“FIFO”) is not expected to have a significant impact on cost of products sold, therefore no adjustment has been reflected in the accompanying Pro Forma Statements for conforming the accounting policy of NewPage to Verso’s policy.
The NewPage acquisition is reflected in the Pro Forma Statements as an acquisition of NewPage by Verso using the acquisition method of accounting, in accordance with business combination accounting guidance under GAAP. Under these accounting standards, the total estimated purchase price has been allocated as described in Note 4 to the Pro Forma Statements, and the assets acquired and the liabilities assumed have been measured at estimated fair value. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Verso has applied the accounting guidance under GAAP for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions in connection with the NewPage acquisition, including historical and current market data. The pro forma information is based on the assumptions, adjustments and eliminations described in the accompanying notes to the unaudited pro forma combined condensed financial statements. Although management believes that the preliminary purchase price allocation herein is reasonable, there can be no assurance that finalization of such purchase price allocation will not result in material changes from the preliminary purchase price allocation included in the accompanying Pro Forma Statements.

3.	Pro Forma Adjustments
The pro forma adjustments described below do not reflect the statutory tax effect of those adjustments as Verso has net operating loss carryforwards and a related full valuation allowance that are expected to eliminate any tax implications of the adjustments.
The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheets as of December 31, 2014:

(a)
Represents the impact of the divestiture of Biron and Rumford mills based on the assets held for sale and related liabilities held for sale included in NewPage December 31, 2014 balance sheet as well as gross proceeds received from the sale of $62 million less expected remaining selling costs of $2 million and payments made on NewPage Term Loan from sale proceeds of $16 million.

(b)	Represents the remaining transaction costs contingent upon closing and incurred and paid at closing on January 7, 2015.

(c)	Represents the elimination of NewPage Restricted cash related to NewPage stock based compensation awards.

(d)	Represents the elimination of Verso Accounts receivables due from NewPage and the related NewPage Accounts payable to Verso as of December 31, 2014.

(e)
Represents the preliminary fair value adjustment to stores inventory carrying value as of the NewPage acquistion date. The fair value of NewPage’s stores inventory was estimated using the replacement cost method and adjusted for physical, functional, and economic obsolescence.

(f)
Represents an adjustment to value property, plant and equipment acquired at the preliminary estimated fair value as of the NewPage acquisition date. The fair value of NewPage’s property, plant, and equipment was estimated using the replacement cost method and adjusted for physical, functional, and economic obsolescence.

(g)	The following table summarizes pro forma adjustments impacting intangibles and other assets:

(g1)	$(9)	Represents the elimination of the NewPage pre-acquisition goodwill.
(g2)	(51)	Represents the elimination of the NewPage pre-acquisition trademarks and customer relationships intangible assets.
(g3)	(30)	Represents the elimination of the NewPage pre-acquisition debt issuance costs.
(g4)	(15)	Represents the elimination of NewPage pre-acquisition deferred planned major maintenance costs.
(g5)	(12)	Represents the elimination of the NewPage pre-acquisition deferred taxes and the related valuation allowance.
(g6)	35	Record customer relationship intangible asset acquired.
	$(82)

(h)	The following table summarizes pro forma adjustments impacting Accrued liabilities:

(h1)	$(12)	Represents the elimination of the NewPage pre-acquisition deferred taxes and the related valuation allowance.
(h2)	(11)	Represents the elimination of the NewPage Accrued liabilities related to NewPage stock based compensation awards that were cancelled upon consummation of the NewPage acquisition.
(h3)	(13)
Represents August 1, 2014 interest payment on New Second Lien Notes that in accordance with the Exchange Offers was not paid and converted to the carrying value of debt upon consummation of the NewPage acquisition.

(h4)	(6)
Represents August 1, 2014 interest payment on New Subordinated Notes that in accordance with the Exchange Offers was not paid and converted to the carrying value of debt upon consummation of the NewPage acquisition.

	$(42)

(i)	The following table summarizes pro forma adjustments impacting Long-term debt:

(i1)	$(15)	Represents the fair value adjustment for the NewPage Term Loan Facility assumed in the NewPage acquistion to 95.75% of par.
(i2)	663	Represents the issuance of additional New First Lien Notes in connection with the NewPage acquisition.
(i3)	(31)	Represents the reduction in the carrying value of the New Second Lien Notes for the issuance of an additional 9.3 million shares of Verso common stock outstanding to New Second Lien Noteholders.
(i4)	(18)	Represents the reduction in the carrying value of the New Subordinated Notes for the issuance of an additional 5.4 million shares of Verso common stock outstanding to New Subordinated Noteholders.
(i5)	13
Represents August 1, 2014 interest payment on New Second Lien Notes that in accordance with the Exchange Offers was not paid and converted to the carrying value of debt upon consummation of the NewPage acquisition.

(i6)	6
Represents August 1, 2014 interest payment on New Subordinated Notes that in accordance with the Exchange Offers was not paid and converted to the carrying value of debt upon consummation of the NewPage acquisition.

	$618

(j)	The following table summarizes pro forma adjustments impacting Other long-term liabilities:

(j1)	$(10)	Represents the elimination Other liabilities related to NewPage stock based compensation awards that were cancelled upon consummation of the NewPage acquisition.
(j2)	37	Represents the adjustment required based on the remeasurement of the pension and other post retirement benefit obligation as of January 7, 2015.
	$27

(k)
Represents the issuance of 20% of shares of Verso common stock outstanding, or 13.6 million shares with a par value of $.01 as Accounting Consideration and the issuance of an additional 14.7 million shares of common stock in connection with the exchange of the Old Second Lien Notes and the exchange of the Old Subordinated Notes.

(l)	Represents the elimination of NewPage historical treasury stock.

(m)	The following table summarizes pro forma adjustments impacting Verso’s Paid-in-capital.

(m1)	$(573)	Represents the elimination of NewPage historical paid-in-capital.
(m2)	46
Represents the Paid-in-capital associated with the issuance of 20% of shares of Verso common stock outstanding immediately prior to the NewPage acquisition, or 13.6 million shares with a par value of $.01 and a total price per share of $3.37 based on the closing share price of Verso common stock on January 7, 2015.

(m3)	31
Represents the Paid-in-capital for the issuance of an additional 9.3 million shares of Verso common stock outstanding to New Second Lien Noteholders, with a par value of $.01 and a total price per share of $3.37 based on the closing share price of Verso common stock on January 7, 2015.

(m4)	18
Represents the Paid-in-capital associated with the for the issuance of an additional 5.4 million shares of Verso common stock outstanding to New Subordinated Noteholders and a total price per share of $3.37 based on the closing share price of Verso common stock on January 7, 2015.

	$(478)

(n)	The following table summarizes pro forma adjustments impacting Verso Holdings’ Paid-in-capital.

(n1)	$(573)	Represents the elimination of NewPage historical paid-in-capital.
(n2)	46
Represents the Paid-in-capital associated with the issuance of 20% of shares of Verso common stock outstanding immediately prior to the NewPage acquisition, or 13.6 million shares with a price per share of $3.37 based on the closing share price of Verso common stock on January 7, 2015.

(n3)	31
Represents the Paid-in-capital for the issuance of an additional 9.3 million shares of Verso common stock outstanding to New Second Lien Noteholders, with a price per share of $3.37 based on the closing share price of Verso common stock on January 7, 2015.

(n4)	18
Represents the Paid-in-capital associated with the for the issuance of an additional 5.4 million shares of Verso common stock outstanding to New Page and a price per share of $3.37 based on the closing share price of Verso common stock on January 7, 2015.

	$(478)

(o)	The following table summarizes pro forma adjustments impacting Retained deficit:

(o1)	$330	Represents the elimination of NewPage historical retained deficit.
(o2)	(10)	Represents the elimination of NewPage retained earnings impact of Biron and Rumford divestiture.
(o3)	(22)
Represents contingent costs such as success fees paid to advisors recognized and paid upon consummation of the NewPage acquisition. These costs were not included in the historical financial statements.

	$298

(p)	Represents the elimination of NewPage Accumulated other comprehensive loss.
The following adjustments have been reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014:

(a)
Represents the elimination of the direct sales, cost of sales, and depreciation for the Biron and Rumford mills that were divested as a condition of receiving regulatory approval of the NewPage acquisition. In addition, other expense, net was also eliminated as it was comprised of the impairment charge for the Biron and Rumford long-lived assets as a result of their classification as held for sale as of December 31, 2014.

(b)
Represents a reclassification adjustment to conform NewPage’s presentation of depreciation, amortization, and depletion from Cost of products sold with Verso’s presentation as NewPage did not report those costs separately.

(c)	The following table summarizes pro forma adjustments impacting Depreciation, amortization, and depletion:

(c1)	$189
Represents a reclassification adjustment to conform NewPage’s presentation of depreciation, amortization, and depletion from Cost of products sold and Selling, general and administrative expenses to conform with Verso’s presentation as NewPage did not report those costs separately.

(c2)	20
Represents additional depreciation resulting from the preliminary adjustment of the NewPage property and equipment to estimated fair value as of the NewPage acquisition date based on a preliminary estimated average useful life of approximately nine years and straight-line depreciation.

(c3)	(7)	Represents the elimination of amortization expense associated with NewPage intangible assets that were written-off as part of purchase accounting.
(c4)	2	Represents amortization of customer relationship intangible asset over 20 year life.
	$204

(d)	The following table summarizes pro forma adjustments impacting Selling, general and administrative expenses:

(d1)	$(11)
Represents a reclassification adjustment to conform NewPage’s presentation of depreciation, amortization, and depletion from Selling, general and administrative expenses to conform with Verso’s presentation as NewPage did not report those costs separately.

(d2)	(21)	Represents NewPage acquisition related costs incurred during the year ended December 31, 2014.
	$(32)

(e)	The following table summarizes pro forma adjustments impacting Interest expense:

(e1)	$149
Represents preliminary estimated additional interest expense for debt incurred in connection with the NewPage acquisition based on LIBOR plus 2% for NewPage ABL borrowings of $0.0 million and LIBOR plus 8.25% for NewPage Term loan borrowings of $734 million calculated using the actual terms of the NewPage Term Loan Facility and NewPage ABL Facility dated February 11, 2014. Interest expense for the 11.75% for New First Lien Notes of $650 million was calculated using the rate included in the Merger Agreement and New First Lien Note Indentures. A 1/8% increase/decrease in LIBOR would have had an impact of +/- $0.0 million on interest expense at December 31, 2014.

(e2)	(69)	Represents the elimination of historical interest expense for former NewPage term loan facility.
(e3)	(3)	Represents the elimination of historical interest expense for former NewPage ABL facility.
(e4)	(39)
Represents the elimination of historical interest expense for former NewPage term loan facility and former NewPage ABL facility financing costs amortization and former NewPage term loan facility discount amortization.

(e5)	(39)
Represents the elimination of historical interest expense for Verso’s Old Second Lien Notes and Old Subordinated Notes based on the actual notes tendered August 1, 2014 in connection with the Exchange Offers.

(e6)	15
Represents interest expense associated with the modification of the New Second Lien Notes and New Subordinated Notes in connection with the NewPage acquisition in accordance with ASC 470-60, as described in note 1 of the Pro Forma Statements “Description of the Transaction,” using the actual participation rate of 75.59% for the New Second Lien Notes and 71.57% for the New Subordinated Notes.

	$14

(f)	Represents NewPage acquisition related costs incurred by Verso during the year ended December 31, 2014.

(g)
Represents 20% of the Verso common stock outstanding issued in connection with the NewPage acquisition or 13.6 million shares and 14.7 million shares of Verso common stock outstanding issued in connection with the Exchange Offers.

4.	Preliminary Purchase Price Allocation
The allocation of the preliminary purchase price to the fair values of assets to be acquired and liabilities to be assumed in the NewPage acquisition includes unaudited pro forma adjustments to reflect the expected fair values of NewPage’s assets and liabilities at the completion of the NewPage acquisition. The allocation of the preliminary purchase price is as follows (in millions):

Current assets	$668
Property, plant, and equipment	1,465
Other long-term assets	56
Current liabilities	(272)
Current portion of long-term debt	(3)
Other long-term liabilities	(505)
Long-term debt	(700)
Net assets acquired	$709
The preliminary purchase price allocation for NewPage is subject to revision as more detailed analysis is completed and additional information on the fair values of NewPage’s assets and liabilities becomes available and is finalized. The preliminary purchase price allocation was based on Verso’s historical experience, data that was available through the public domain and Verso’s due diligence review of NewPage’s business. We did not identify a material amount of goodwill as a result of the preliminary purchase price allocation. Although management believes that the preliminary purchase price allocation herein is reasonable, there can be no assurance that finalization of such purchase price allocation will not result in material changes from the preliminary purchase price allocation included in the accompanying Pro Forma Statements.
The accompanying Pro Forma Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies expected to result from the NewPage acquisition. In addition, the NewPage acquisition is not expected to result in a taxable transaction and Verso has net operating loss carryforwards and a related full valuation allowance that are expected to offset any deferred tax impact of the NewPage acquisition. Therefore no deferred taxes have been established as a result of the purchase price allocation. In addition, as Verso’s divestiture of the Bucksport mill was not directly attributable to the NewPage acquisition, no pro forma adjustment for the Bucksport divestiture has been made.
The preliminary valuations of the acquired assets and liabilities include, but are not limited to, fixed assets, goodwill, and other potential intangible assets. The valuations reflected herein consist of physical appraisals, discounted cash flow analyses, or other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed.
The final Accounting Consideration, and amounts allocated to assets acquired and liabilities assumed in the NewPage acquisition, could differ materially from the preliminary amounts presented in these Pro Forma Statements. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these statements. See Note 3 for the effects of changes in estimated fair value of property and equipment to be acquired in the NewPage acquisition on the calculation of pro forma depreciation and amortization expense.